UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2010

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2010, ISTA Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Lease (the “Lease”) with The Irvine Company, LLC (“Landlord”) to lease approximately 60,547 square feet of rentable space, located at 50 Technology Drive, Irvine, California (the “Premises”), for general office, laboratory and warehouse use. The Company’s current lease agreements for its laboratory and offices will expire on December 31, 2010, and for two additional suites will expire on March 31, 2016.

The Lease is scheduled to commence on the earlier of the date the Company commences business operations on the Premises, or the date (on or after January 1, 2011) that the Landlord has substantially completed the tenant improvements and Landlord’s work to be constructed pursuant to the Lease (the “Commencement Date”). The Lease will continue for an initial term of 84 months from the Commencement Date (the “Term”). The Company will pay a monthly base rent of between $1.00 and $1.19 per square foot during the Term, plus its monthly share of operating expenses (estimated at $21,797.00 per month during the first 12-month period of the Term). The Lease allows the Company to extend the Term for one period of 60 months, at a monthly base rent to be negotiated by the Company and the Landlord pursuant to the Lease.

The above description of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Lease dated March 12, 2010 by and between ISTA Pharmaceuticals, Inc. and The Irvine Company, LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

March 18, 2010	By:	/s/ LAUREN P. SILVERNAIL
Chief Financial Officer, Chief Accounting
Officer & Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease dated March 12, 2010 by and between ISTA Pharmaceuticals, Inc. and The Irvine Company, LLC.